SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                  FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                     Date of Report: January 29, 1999

                              STYLEX HOMES, INC.
            (Exact Name of Registrant as Specified in its Charter)


                                  NEW YORK
                (State or Other Jurisdiction of Incorporation)


                0-5388                                  16-0961436
       (Commission File Number)          (I.R.S. Employer Identification Number)


   3035 Main Street, Voorhees, N.J.                       08043
(Address of Principal Executive Offices)                (Zip Code)


                               (215) 388-0323
            (Registrant's Telephone Number, Including Area Code)

INFORMATION INCLUDED IN THIS REPORT


ITEMS 1 THROUGH 4, 6 THROUGH 9 NOT APPLICABLE.


ITEM 5.     OTHER EVENTS.

(i) Reference is made to the press release issued to the public by the Registrant on January 27, 1999, the text of which is attached hereto as
    Exhibit 99.1, for a description of the events reported pursuant to this Form 8-K.

INDEX TO EXHIBITS

Exhibit Description

99.1 Text of press release dated January 27, 1999

Exhibit 99.1

Stylex Homes Inc. Signs Letter of Intent to Merge With Cytation Corp.; Merged Company to be Renamed Cytation.com

Business Wire - January 27, 1999  14:06

VOORHEES, N.J.--(BUSINESS WIRE)--Jan. 27, 1999--Stylex Homes Inc. (OTC BULLETIN BOARD: SYLX) announced today that it has signed a binding letter of intent to merge with Cytation Corp., a Middletown, R.I. provider of Internet training services to corporate and government markets.

The merger, which is subject to approval by shareholders of both companies, is expected to be completed by mid-February. At that time, all of the assets of Cytation will transfer to Stylex, and Stylex will issue 6,465,338 common shares to the shareholders of Cytation. Cytation shareholders will own approximately 85.5 percent of the issued and outstanding shares of the combined enterprise.

Upon completion of the merger, Stylex will change its name to Cytation.com
Inc.

"We believe this merger will provide Cytation with the capital growth formation potential and valuation required to aggressively compete in the rapidly growing market for Internet training and related services," said Kevin High, Cytation's president. High added that "Cytation's Web-based training delivery services will enable organizations to deploy and manage online learning solutions efficiently and cost-effectively. Corporate trainers are just beginning to realize the tremendous cost-savings that can be achieved by putting employees in front of computers instead of on airplanes."

Cytation is a provider of Internet training and related services and competes in the $85 billion a year corporate training market. The company's principal service is Roll Call(tm), a proprietary online, browser-based, enterprise-wide training management operating system that enables students to enroll and take, training managers to administer, and instructors to teach -- courses over the Internet or on intranets.

Forward-looking statements in this release concerning trends or anticipated operating results are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties related to the company's operations. These risks and uncertainties include, but are not limited to, competitive factors (including the possibility of increased competition or technological development, competitors and price pressures); legal factors (such as limited protection of the company's proprietary technology and changes in government regulation); and the company's dependence on key personnel and significant customers.

CONTACT:  Cytation
          Kevin High, President
          401/845-8800
          khigh@cytation.com
          www.cytation.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               STYLEX HOMES, INC.

                               /s/ Jerry Cole

DATE: January 29, 1999         By:    JERRY COLE
                               Name:  Jerry Cole
                               Title: President and Secretary